Exhibit 27


                AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER



                                AMENDMENT NO. 2

                                      TO

                         AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 2, dated as of April 25, 1996, among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation ("RCPI"), WHITEHALL STREET REAL
ESTATE LIMITED PARTNERSHIP V, a Delaware limited partnership ("Whitehall"), ROCKPROP, L.L.C., a Delaware limited liability company ("Rockprop"), DAVID ROCKEFELLER ("Rockefeller"), EXOR GROUP S.A., a Luxembourg investment holding company ("Exor"), TROUTLET INVESTMENTS CORPORATION, a British Virgin Islands private company ("Troutlet", and together with Whitehall, Rockprop, Rockefeller and Exor, the "Investors"), RCPI HOLDINGS INC., a Delaware corporation ("Parent"), RCPI MERGER INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), to the Agreement and Plan of Merger, dated as of November 7, 1995, as amended by Amendment No. 1 thereto dated as of February 12, 1996 (the "Merger Agreement") among RCPI, Parent, Sub and the Investors.

         WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1.    Defined Terms; Section References.

         Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. Unless otherwise indicated, all section references herein are to Sections of the Merger Agreement.

         2.    GSMC Loans.

         (a) Section 4.4 (b) shall be amended by adding the following language immediately after the words "plus (C) $2.5 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before March 31, 1996,":

         "plus (D) $1.7 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before April 30, 1996,".

         (b) Section 4.4 (b) shall be further amended by replacing the words "April 30, 1996" in the proviso in the second sentence with the words "May 31, 1996".

         3.    Certain Bankruptcy-related Matters.

         The final sentence of Section 4.2 (h)(i) shall be revised by deleting the words "March 31, 1996" and replacing such words with the words "May 31, 1996".

         4.    Additional Matters.

         As of the date hereof, none of the Investors has actual knowledge of the occurrence of a material adverse change in the financial condition of RCPI or the financial or physical condition of the Property since December 31, 1994 within the meaning of Section 5.2 (c) and the Investors consent to an extension of the term of the Employment Agreement referred to as item 2 of
Section 3.1 (k) of the RCPI Disclosure Schedule to the date which is seven days after the date of the Closing.

         5.    Schedule A

         Schedule A to the Merger Agreement shall be amended to include the cash flow projections for RCPI set forth on Schedule 1 hereto.

         6.    Indemnification

         Section 7.7 (b) shall be amended by deleting the words "director or officer" which immediately precede the words "occurring before" in the first sentence thereof, and replacing such deleted words with the words "director, officer, employee, fiduciary or agent".

         7.    Termination Date.

         Section 6.1 (d) shall be amended by deleting the words "April 30, 1996" from the first clause thereof, and replacing such words with the words "May 31, 1996".

         8.    Miscellaneous

         (a) This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby); provided, however, that with respect to matters of corporate law, the DGCL shall govern.

         (b) Except as amended hereby, the Merger Agreement shall in all respects continue in full force and effect.

         (c) This Amendment No. 2 may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.


         IN WITNESS WHEREOF, each of the parties has signed or caused this Agreement to be signed as of the date first above written.


                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By:  /s/ Richard M. Scarlata
                                         _________________________________
                                          Name:  Richard M. Scarlata
                                          Title: President and Chief
                                                   Executive Officer


                                    RCPI HOLDINGS INC.


                                    By:  /s/ Ralph F. Rosenberg
                                         _________________________________
                                          Name:  Ralph F. Rosenberg
                                          Title: Vice President


                                    RCPI MERGER INC.


                                    By:  /s/ Ralph F. Rosenberg
                                         _________________________________
                                          Name:  Ralph F. Rosenberg
                                          Title: Vice President


                                    WHITEHALL STREET REAL ESTATE
                                      LIMITED PARTNERSHIP V


                                    By:  W.H. Advisors L.P V,
                                          General Partner

                                          By:  WH Advisors, Inc. V,
                                                General Partner


                                    By:  /s/ Ralph F. Rosenberg
                                         _________________________________
                                          Name:  Ralph F. Rosenberg
                                          Title: Vice President


                                    ROCKPROP, L.L.C.


                                    By:  Tishman Speyer Crown Equities
                                          its Managing Member


                                          By:  Tishman Speyer Associates
                                               Limited Partnership,
                                               General Partner


                                          By:  /s/ Jerry I. Speyer
                                               _________________________
                                                Name:  Jerry I. Speyer
                                               Title: General Partner


                                    By:  TSE Limited Partnership,
                                          General Partner


                                          By:  /s/ Charles H. Goodman
                                               __________________________
                                               Name:  Charles H. Goodman
                                               Title: General Partner


                                                /s/ David Rockefeller
                                                __________________________
                                                    David Rockefeller


                                    By:  /s/ Peter W. Herman
                                         _________________________________
                                          Peter W. Herman
                                          Attorney-in-Fact


                                    EXOR GROUP S.A.


                                    By:  /s/ Ernest Rubenstein
                                         _________________________________
                                          Name:  Ernest Rubenstein
                                          Title: Attorney-in-Fact


                                    TROUTLET INVESTMENTS CORPORATION


                                    By:  /s/ Squire N. Bozorth
                                         _________________________________
                                          Name:  Squire N. Bozorth
                                          Title: Attorney-in-Fact

                                    For Purposes of Section 2 hereof
                                    only:


                                    GOLDMAN SACHS MORTGAGE COMPANY


                                    By:  Goldman Sachs Real Estate
                                          Funding Corp.,
                                          General Partner


                                          By:  /s/ Steven T. Mnuchin
                                               __________________________
                                               Name:  Steven T. Mnuchin
                                               Title: President